As filed with the Securities and Exchange Commission on February 2, 2004.

Registration No. 333-111974

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATRIX LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1043826
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

2579 Midpoint Drive
Fort Collins, Colorado 80525
(970) 482-5868
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Brian G. Richmond
Interim Chief Financial Officer
Atrix Laboratories, Inc.
2579 Midpoint Drive
Fort Collins, Colorado 80525
(970) 482-5868

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:
Warren L. Troupe, Esq.
Brian V. Caid, Esq.
Morrison & Foerster LLP
370 Seventeenth Street, Suite 5200
Denver, Colorado 80202
(303) 592-1500

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Amount Of
To Be Registered(1)	Registered(2)(3)(4)	Per Unit(5)	Offering Price(5)(6)	Registration Fee

Common Stock, $0.001 par value per share, Preferred Stock, $0.001 par value per share, and Debt Securities	$150,000,000	100%	100%	$12,135*

*	Previously paid

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder and may include hybrid securities including a combination of features of certain of the securities listed above. The common stock to be registered hereunder also includes the attached rights to purchase one one-hundredth of a share of Series A Preferred Stock pursuant to the registrant’s stockholder rights agreement.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3.

(3)	United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4)	Includes such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock and such indeterminate principal amount of debt securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable debt securities or preferred stock (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $150,000,000 less the dollar amount of other securities previously issued.

(5)	Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee.

(6)	No separate consideration will be received for securities that are issued upon conversion of other securities.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated February 2, 2004

$150,000,000

Atrix Laboratories, Inc.

Common Stock
Preferred Stock
Debt Securities

     This prospectus contains a general description of the equity and debt securities that we may offer for sale. We may offer these securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities and the terms of the offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     Our common stock is quoted on the Nasdaq National Market under the symbol “ATRX.”

     Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is February __, 2004.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
ATRIX LABORATRIES, INC.
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
RECENT DEVELOPMENTS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
EXHIBIT INDEX
EX-12.1 Computation of Ratio of Earnings
EX-23.1 Consent of Deloitte & Touche LLP
EX-23.2 Consent of KPMG LLP

About This Prospectus	1
Where You Can Find More Information	1
Forward-Looking Statements	2
Atrix Laboratories, Inc.	4
Risk Factors	4
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	5
Recent Developments	6
Description of Common Stock	6
Description of Preferred Stock	10
Description of Debt Securities	12
Plan of Distribution	23
Legal Matters	25
Experts	26

     You should only rely on the information contained or incorporated by reference in this prospectus and in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

     This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell up to $150,000,000 aggregate amount of common stock, preferred stock and debt securities, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the offering and the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

     The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our SEC filings and other information concerning us are also available at The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, DC 20006.

     The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 000-18231):

•	Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

•	Current Report on Form 8-K filed on September 23, 2003.

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 12, 1990, including any amendments or reports filed with the SEC for the purpose of updating such description.

•	The description of our Series A Preferred Stock Purchase Rights contained in our registration statement on Form 8-A, filed with the SEC on October 1, 1998, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on November 27, 2001, and any amendments or reports filed with the SEC for the purpose of updating such description.

     We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. In no event, however, will any of the information that we disclose under Item 9 or Item 12 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise included in, this prospectus.

     We will furnish you without charge, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to our Corporate Secretary at:

Atrix Laboratories, Inc.
2579 Midpoint Drive
Fort Collins, Colorado 80524
Telephone: (970) 482-5868

     We maintain a website at http://www.atrixlabs.com. The reference to our website does not constitute incorporation by reference of the information contained at the site and you should not consider it part of this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus and documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the intent, belief or current expectations of us, our directors or our officers with respect to, among other things: (1) whether we will receive, and the timing of, regulatory approvals or clearances to market potential products; (2) the results of current and future clinical trials; (3) the time and expenses associated with the regulatory approval process for products; (4) the safety and effectiveness of our products and technologies; (5) our expectation that our marketing partners will be able to successfully market our products; (6) our expectation of receiving royalties on sales of our products and our plans to manufacture certain products at our facility in Fort Collins, Colorado; and (7) the timing of new product launches. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this prospectus.

     We use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “likely,” “potential,” “seek” and variations of these words and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus.

ATRIX LABORATORIES, INC.

General

     We are an emerging specialty pharmaceutical company focused on advanced drug delivery. With five unique, patented drug delivery technologies, we are currently developing a diverse portfolio of products. We also form strategic alliances with a variety of pharmaceutical and biotechnology companies to develop products utilizing our various drug delivery systems and/or to commercialize our products. We have current strategic alliances and/or licensing agreements with Pfizer, Inc., Sanofi-Synthelabo Inc., Fujisawa Healthcare, Inc., Geneva Pharmaceuticals, Inc., Sosei Co. Ltd., MediGene AG, CollaGenex Pharmaceuticals, Inc., Yamanouchi U.K. Limited and Mayne Pharmaceuticals.

     Our primary drug delivery technology is the Atrigel® System. In addition, we own other drug delivery technologies as follows: Solvent Microparticle System, or SMP™, Mucocutaneous Absorption System, or MCA™, Biocompatible Polymer System, or BCP™, Bioerodible Mucoadhesive Film System, or BEMA™.

     Our pharmaceutical products and products candidates that utilize these drug delivery systems include our Eligard® products for the treatment of prostate cancer, leuprolide products for endometriosis, Atrisone™ for the treatment of certain skin conditions, a bone growth product for bone regeneration and growth hormone releasing peptide-1 potentially for the treatment of certain metabolic conditions.

     In addition to the Eligard prostate cancer product line, we currently have several marketed dental drug products, medical device dental products and over-the-counter drug products. Those products include Atridox®, an antibiotic therapy for chronic periodontitis, Atrisorb® FreeFlow GTR Barrier, which aids tissue regeneration following periodontal surgery, Atrisorb®-Doxycycline FreeFlow GTR Barrier, which aids in tissue regeneration and infection reduction following periodontal surgery, Doxirobe® Gel, which is used to treat periodontitis in companion animals, and Orajel-Ultra® mouth sore medicine for canker sores.

     Our principal executive offices are located at 2579 Midpoint Drive, Fort Collins, Colorado, our telephone number is (970) 482-5868, and our facsimile number is (970) 482-1152.

Newly Adopted Accounting Policy

     We adopted Statement of Financial Accounting Standards No. 145, or “SFAS No. 145,” “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” on January 1, 2003. SFAS No. 145 rescinded SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” among other changes made to various FASB statements. As a result of the adoption of SFAS No. 145, we have reclassified the extraordinary gain or loss on extinguishment of debt to be included in continuing operations. The effect of adoption of this standard had no impact to our net loss, total assets or stockholders’ equity reported in any period. The effect of the adoption on our reported (loss) income from continuing operation shown below (in thousands):

	2002	2001	2000	1999	1998

As reported	$(18,198)	$(25,214)	$(26,496)	$(16,545)	$1,433
As restated	(18,168)	(25,533)	(26,416)	(13,270)	1,690

RISK FACTORS

     Before you invest in any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors described under the heading “Factors Affecting Our Business and Prospects” in the section entitled “Business” in our most recent Annual Report on Form 10-K and under the captions “Factors Affecting our Business and Prospects” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934 as well as other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement.

USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

•	funding the development and growth of our product offerings and business,

•	repaying indebtedness that we may incur from time to time,

•	financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time,

•	future costs associated with developing a sales and marketing function, and

•	general working capital.

     Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings, if any.

RATIO OF EARNINGS TO FIXED CHARGES

     Except for the year ended December 31, 1998, our earnings were inadequate to cover fixed charges. The following table sets forth the ratio of earnings to fixed charges for the year ended December 31, 1998 and the dollar amount of the coverage deficiency for the other periods as indicated. Each time we offer debt securities, we will provide an updated table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Each time we offer shares of preferred stock, we will provide a table setting forth our ratio of combined fixed charges and preferred stock dividends to earnings, if required.

		Years Ended December 31,
	Nine Months Ended
	September 30,2003	2002	2001	2000	1999	1998

	(dollar amounts in thousands)
Ratio of earnings to fixed charges	—	—	—	—	—	1.38x

Coverage deficiency	($1,835)	($16,280)	($20,758)	($13,874)	($16,545)	—

RECENT DEVELOPMENTS

     Please see the applicable prospectus supplement and our recent public filings for recent developments.

DESCRIPTION OF COMMON STOCK

     The following is a summary of some of the important terms of our common stock. You should review applicable Delaware law as well as our certificate of incorporation and bylaws for a more complete description of our common stock.

General

     We are authorized to issue 45,000,000 shares of common stock, $0.001 par value per share. As of January 14, 2004, there were 21,580,336 shares of our common stock issued and outstanding.

     Each share of our common stock has identical rights and privileges in every respect. Holders of our common stock do not have any preferences or any preemptive, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq National Market under the symbol “ATRX.”

Voting Rights

     The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. Our certificate of incorporation provides for cumulative voting for the election of directors on or after the date on which we become aware that any stockholder has become the beneficial owner, directly or indirectly, of 30% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors. Our certificate of incorporation also provides that our board of directors consists of three classes. The members of each class serve three-year staggered terms with one class elected at each annual meeting of stockholders.

Dividends

     Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, or the restrictions set forth in any applicable indentures, the holders of common stock are entitled to participate equally in dividends, payable in cash, stock or otherwise, as may be declared by our board of directors out of any funds legally available for the payment of dividends.

Liquidation and Distribution

     If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

Rights to Purchase Series A Preferred Stock Pursuant to a Rights Agreement

     The following summary highlights certain provisions of an Amended and Restated Rights Agreement between American Stock Transfer & Trust Company, as rights agent, and us, dated as of November 16, 2001, as amended from time to time, and our certificate of incorporation. Because the terms of these documents are more detailed than the general information provided below, you should carefully consider the actual provisions of these documents.

Rights

     On September 25, 1998, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on September 25, 1998 and authorized the issuance of one right with each share of common stock issued (including shares distributed from treasury) by us thereafter and before the Distribution Date, as defined below. Each right entitles the registered holder to purchase from us one one-hundredth of a share, or a “unit,” of Series A Preferred Stock, at a purchase price of $67.50 per unit, subject to customary anti-dilution adjustments.

     The rights do not become exercisable until the earlier to occur of (the “Distribution Date”):

•	ten business days following a public announcement that a person or group of affiliated or associated persons, or an acquiring person, has acquired or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of our common stock, and

•	ten business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an acquiring person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of our common stock.

     The rights will expire at the close of business on September 25, 2008 unless earlier redeemed or exchanged by us as described below. Under certain circumstances the exercisability of the rights may be suspended. In no event, however, will the rights be exercisable prior to the expiration of the period in which the rights may be redeemed.

     If a person becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, shares of common stock (or, in certain circumstances, cash, property or other securities of ours) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of units of Series A Preferred Stock issuable upon exercise of a right prior to any person’s becoming an acquiring person. Following the occurrence of any person’s becoming an acquiring person, all rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any acquiring person will be null and void.

     If at any time following the date that any person becomes an acquiring person, (1) we are acquired in a merger or other business combination transaction and we are not the surviving corporation, (2) any person merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of Atrix or any other person or (3) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which have been voided) will have the right to receive, upon exercise, common stock of the acquiring person having a value equal to two times the exercise price of the right.

     At any time until ten business days following the public announcement of a person becoming an acquiring person, a majority of our board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right (subject to adjustment in certain events) payable, at the election of the majority of our board of directors, in cash or shares of our common stock. Immediately upon the action of a majority of our board of directors ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     While the rights are redeemable, any of the provisions of the Rights Agreement may be amended without the approval of the holders of our common stock, including an amendment to lower certain thresholds described above to not less than the greater of (1) the sum of 0.001% and the largest percentage of our outstanding shares of common stock then known to us to be beneficially owned by any person or group of affiliated or associated persons, and (2) 10%. When the rights are no longer redeemable, the provisions of the Rights Agreement may be amended to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust (1) the time period governing redemption shall be made at such time as the rights are not redeemable or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of and/or benefiting the holders of rights. In addition, after a person becomes an acquiring person, no amendment or supplement may be made without the approval of a majority of our board of directors.

Potential Anti-Takeover Effect

     The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors unless the offer is conditioned on that person or group acquiring a substantial number of rights. The rights are intended to encourage persons who may seek to acquire control of us to initiate an acquisition through negotiations with our board of directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in our equity securities or seeking to obtain control of us, even when some of our stockholders may find the transaction attractive. To the extent that any potential acquirors are deterred by the rights, the rights may have the effect of keeping our existing management in office.

Preemptive Rights

     No holder of any shares of our common stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Provisions Which May Delay a Change of Control of the Company

     Our certificate of incorporation contains certain provisions that may delay or discourage a change of control of Atrix, including provisions:

•	establishing a classified board of directors,

•	permitting cumulative voting in certain circumstances,

•	allowing our board of directors to issue and determine the rights, powers and preferences of preferred stock without any vote or further action by our stockholders,

•	establishing a process to enlarge and fill vacancies on our board of directors, and

•	deterring certain self-dealing transactions.

     Certain of these provisions are designed to increase the likelihood that our board of directors, if presented with a proposal for a business combination or other major transaction from a third party that has acquired a block of our stock, will have sufficient time to review the proposal and possible alternatives to the proposal and to act in what it believes to be in the best interests of our stockholders. These provisions may discourage certain types of non-negotiated transactions which would result in a change of control of us and are expected to encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer.

Transfer Agent

     The principal transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

     We are authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share. Of the 5,000,000 authorized shares of preferred stock, 200,000 shares have been designated as Series A Preferred Stock, and 20,000 shares have been designated as Series A Convertible Exchangeable Preferred Stock.

     As of December 31, 2003, 14,770 shares of Series A Convertible Exchangeable Preferred Stock were issued and outstanding. We will not issue additional shares of Series A Convertible Exchangeable Preferred Stock other than in connection with the payment of dividends by the issuance of additional shares of Series A Convertible Exchangeable Preferred Stock. No shares of the Series A Preferred Stock have been issued, and we will not issue any shares of the Series A Preferred Stock except upon the exercise of rights as described above under “Description of Common Stock — Rights to Purchase Series A Preferred Stock Pursuant to a Rights Agreement.”

     Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. You should review our certificate of incorporation for a more complete description of the preferences, limitations and relative rights of a particular series of preferred stock.

General

     Under Delaware law and our certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

     Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price (or its manner of calculation) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

     Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

     The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our senior or subordinated debt securities issued under one or more separate senior or subordinated indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

     The following is a summary of the most important provisions and definitions of the indentures. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement that includes the prospectus. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.” In this description of the debt securities, the words “Atrix,” “we,” “us” or “our” refer only to Atrix and not to any of our subsidiaries.

General

     Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

     We are not limited as to the amount of debt securities we may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated,

•	the offering price,

•	the title,

•	any limit on the aggregate principal amount,

•	the person who shall be entitled to receive interest, if other than the record holder on the record date,

•	the date the principal will be payable,

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates,

•	the place where payments may be made,

•	any mandatory or optional redemption provisions,

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula,

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount,

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount,

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance,”

•	any conversion or exchange provisions,

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund,

•	whether the debt securities will be issuable in the form of a global security,

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities,”

•	any deletions of, or changes or additions to, the events of default or covenants, and

•	any other specific terms of such debt securities.

     Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities, and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

     Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

     We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

     In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

     We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

Global Securities

     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement,

•	be deposited with the depositary or nominee or custodian, and

•	bear any required legends.

     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

•	an event of default is continuing, or

•	any other circumstances described in a prospectus supplement.

     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,

•	will not be entitled to physical delivery of certificated debt securities, and

•	will not be considered to be holders of those debt securities under the indentures.

     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

     Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

     The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

     The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our sole paying agent.

     We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent.

     All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

•	the successor assumes our obligations on the debt securities and under the indenture,

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

•	certain other conditions are met.

Events of Default

     Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due,

(2)	failure to pay any interest on any debt security of that series for 30 days when due,

(3)	failure to deposit any sinking fund payment when due,

(4)	failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture,

(5)	our bankruptcy, insolvency or reorganization, and

(6)	any other event of default specified in the prospectus supplement.

     An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

     If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

     If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

     After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

     Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

     Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

     We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

     Atrix and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

     However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security,

•	reduce the principal, premium, if any, or interest on any debt security,

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

•	reduce the rate of interest on any debt security,

•	change the currency in which any debt security is payable,

•	impair the right to enforce any payment after the stated maturity or redemption date,

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security,

•	waive a redemption payment or modify any of the redemption provisions of any debt security,

•	adversely affect the right to convert any debt security, or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

     We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit in trust with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

     Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

(1) the subordination provisions under the subordinated indenture, and

(2) covenants as to payment of taxes and maintenance of corporate existence.

     To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

     If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

     Notices to holders will be given by mail to the addresses of the holders in the security register.

Regarding the Trustee

     The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

     The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

     Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

     We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

     We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

     No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

     If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

     In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

     We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

     “indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

     “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	the subordinated debt securities.

PLAN OF DISTRIBUTION

     We may offer and sell the securities described in this prospectus to or through one or more underwriters or dealers, to one or more investors directly, including through the Internet, through one or more agents, or through a combination of these methods. We may offer and sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices,

•	at varying prices determined at the time of sale, or

•	at negotiated prices.

     Our securities may also be sold in one or more of the following transactions: (1) block transactions in which a broker/dealer may sell the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction, (2) purchases by a broker/dealer as principal and resale by the broker/dealer for its own account pursuant to the applicable prospectus supplement, and (3) ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers.

     Any underwriters, dealers, agents or other persons who participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them upon resale of the securities may be deemed to be underwriting discounts and commissions under securities laws.

     Unless otherwise provided in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased. In connection with the sale of our securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. We may authorize underwriters to act as our agents in the offer and sale our securities upon the terms and conditions set forth in the applicable prospectus supplement. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     We may grant to underwriters that we use options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the applicable prospectus supplement.

     If we use dealers to assist us in the offer and sale of our securities, we may sell the securities to those dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. We will include the names of the dealers and the terms of any transactions involving the dealers in the applicable prospectus supplement.

     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize agents, underwriters and dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date or dates in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be described in the applicable prospectus supplement.

     Each time we use this prospectus to sell securities, we will also provide a prospectus supplement describing the specific terms of the offering and the method of distribution of the securities. We will identify in the applicable prospectus supplement any underwriter or agent that we use, the compensation that these underwriters or agents will receive from us or otherwise, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The prospectus supplement will also include information regarding the terms or our relationship with any underwriters or agents, their obligations with respect to the offering, and information regarding the proceeds that we will receive and our expected use of those proceeds.

     We may enter into agreements with underwriters, dealers and agents who agree to assist us in the offer and sale of our securities. Under these agreements, we may agree to indemnify the underwriters, dealers and agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may also agree to contribution relating to any payments that the underwriters, dealers or agents and their controlling persons may be required to make under the securities or other laws.

     Certain persons participating in an offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, including over-allotment, stabilizing and short-covering transactions in our securities, and the imposition of a penalty bid, in connection with the offering.

     Underwriters, dealers or agents and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

     Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, except for our common stock, which is listed on the Nasdaq National Market. We may elect to list any new series of debt securities or preferred stock on an exchange, but we are not obligated to do so. Any underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any of the securities.

LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP. As of the date of this prospectus, members of Morrison & Foerster LLP held options to acquire 29,400 shares of our common stock. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Atrix Laboratories, Inc. Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Transmucosal Technologies Ltd. for the period ended December 31, 2000, incorporated by reference in this prospectus from our Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by KPMG, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses, other than underwriting discounts and commissions, to be incurred by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

Securities Act Registration Fee	$12,135.00
Legal Fees and Expenses	150,000.00	*
Blue Sky Fees and Expenses	10,000.00	*
Printing and Engraving Expenses	100,000.00	*
Accounting Fees and Expenses	75,000.00	*
Transfer Agent Fees and Expenses	15,000.00	*
Miscellaneous	12,865.00	*

Total	$375,000.00	*

*Estimated and subject to future contingencies.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     The registrant has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws which provide that officers and directors shall be entitled to be indemnified by the registrant to the fullest extent permitted by law against all expenses, liabilities and loss including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the registrant.

     The above discussion of the registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and statutes.

     Pursuant to Section 145(g) of the DGCL the registrant maintains insurance on behalf of the directors and officers serving at the request of the registrant.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 1, 2001 (2)

4.3	Ninth Amended and Restated Bylaws (3)

4.4	Form of Common Stock Certificate (4)

4.5	Amended and Restated Rights Agreement dated as of November 16, 2001 between the Company and American Stock Transfer & Trust Company, as Rights Agent (including form of Right Certificate, as Exhibit A, and the form of Summary of Rights, as Exhibit B) (5)

4.6	Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar Investments, Limited (1)

4.7	Registration Rights Agreement, dated as of November 15, 1997, by and among the Company and NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read, Inc. (6)

4.8	Certificate of Designation of the Series A Preferred Stock filed with the State of Delaware on September 25, 1998 (7)

4.9	Certificate of Designation of Preferences and Rights of Series A Convertible Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000 (8)

4.10	Company Registration Rights Agreement, dated as of July 18, 2000, by and between the Company and Elan International Services, Ltd., or EIS (8)

4.11	Warrant, dated as of July 18, 2000, issued by the Company to EIS (8)

4.12	Convertible Promissory Note, dated as of July 18, 2000, issued by the Company to EIS (8)

Exhibit No.	Description

4.13	Warrant, dated as of April 4, 2001, issued by the Company to Ferghana Partners Inc. (9)

4.14**	Form of Senior Debt Securities Indenture

4.15**	Form of Subordinated Debt Securities Indenture

5.1**	Opinion of Morrison & Foerster LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG

23.3**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (See page II-9 of the registration statement filed on January 16, 2004)

25.1*	Statement of Eligibility on Form T-1 of Trustee under the Senior Debt Securities Indenture

25.1*	Statement of Eligibility on Form T-1 of Trustee under the Subordinated Debt Securities Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the specified offering of securities.

**	Previously filed.

(1)	Incorporated by reference to registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission (File No 000-18231).

(2)	Incorporated by reference to Exhibit 4.2 of registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A, as filed with the Commission on June 5, 2001 (Registration No. 333-55634).

(3)	Incorporated by reference to registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 1, 2001 (File No. 000-18231).

(4)	Incorporated by reference to registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Commission (File No. 000-18231).

(5)	Incorporated by reference to Exhibit 4.1 to registrant’s Current Report on Form 8-K dated November 6, 2001, as filed with the Commission on November 27, 2001 (File No. 000-18231).

(6)	Incorporated by reference to registrant’s Current Report on Form 8-K dated November 6, 1997, as filed with the Commission on December 9, 1997 (File No. 000-18231).

(7)	Incorporated by reference to Exhibit 3.1 of registrant’s Registration Statement on Form 8-A, as filed with the Commission on October 1, 1998 (File No. 000-18231).

(8)	Incorporated by reference to registrant’s Current Report on Form 8-K dated July 18, 2000, as filed with the Commission on August 4, 2000 (File No. 000-18231).

(9)	Incorporated by reference to Exhibit 4.15 to registrant’s Registration Statement on Form S-3, as filed with the Commission on February 6, 2002 (Registration No. 333-82250).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in any periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on February 2, 2004.

ATRIX LABORATORIES, INC.

By:	/s/ David R. Bethune
David R. Bethune
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID R. BETHUNE David R. Bethune	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 2, 2004

** Brian G. Richmond	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2004

** Dr. Nicolas G. Bazan	Director	February 2, 2004

** H. Stuart Campbell	Director	February 2, 2004

Signature	Title	Date

** Dr. D. Walter Cohen	Director	February 2, 2004

** C. Rodney O’Connor	Director	February 2, 2004

** Richard R. Vietor	Director	February 2, 2004

** Dr. George J. Vuturo	Director	February 2, 2004

**By: /s/ DAVID R. BETHUNE David R. Bethune Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 1, 2001 (2)

4.3	Ninth Amended and Restated Bylaws (3)

4.4	Form of Common Stock Certificate (4)

4.5	Amended and Restated Rights Agreement dated as of November 16, 2001 between the Company and American Stock Transfer & Trust Company, as Rights Agent (including form of Right Certificate, as Exhibit A, and the form of Summary of Rights, as Exhibit B) (5)

4.6	Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar Investments, Limited (1)

4.7	Registration Rights Agreement, dated as of November 15, 1997, by and among the Company and NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read, Inc. (6)

4.8	Certificate of Designation of the Series A Preferred Stock filed with the State of Delaware on September 25, 1998 (7)

4.9	Certificate of Designation of Preferences and Rights of Series A Convertible Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000 (8)

4.10	Company Registration Rights Agreement, dated as of July 18, 2000, by and between the Company and Elan International Services, Ltd., or EIS (8)

4.11	Warrant, dated as of July 18, 2000, issued by the Company to EIS (8)

4.12	Convertible Promissory Note, dated as of July 18, 2000, issued by the Company to EIS (8)

Exhibit No.	Description

4.13	Warrant, dated as of April 4, 2001, issued by the Company to Ferghana Partners Inc. (9)

4.14**	Form of Senior Debt Securities Indenture

4.15**	Form of Subordinated Debt Securities Indenture

5.1**	Opinion of Morrison & Foerster LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG

23.3**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (See page II-9 of the registration statement filed on January 16, 2004)

25.1*	Statement of Eligibility on Form T-1 of Trustee under the Senior Debt Securities Indenture

25.2*	Statement of Eligibility on Form T-1 of Trustee under the Subordinated Debt Securities Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the specified offering of securities.

**	Previously filed.

(1)	Incorporated by reference to registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission (File No 000-18231).

(2)	Incorporated by reference to Exhibit 4.2 of registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A, as filed with the Commission on June 5, 2001 (Registration No. 333-55634).

(3)	Incorporated by reference to registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 1, 2001 (File No. 000-18231).

(4)	Incorporated by reference to registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Commission (File No. 000-18231).

(5)	Incorporated by reference to Exhibit 4.1 to registrant’s Current Report on Form 8-K dated November 6, 2001, as filed with the Commission on November 27, 2001 (File No. 000-18231).

(6)	Incorporated by reference to registrant’s Current Report on Form 8-K dated November 6, 1997, as filed with the Commission on December 9, 1997 (File No. 000-18231).

(7)	Incorporated by reference to Exhibit 3.1 of registrant’s Registration Statement on Form 8-A, as filed with the Commission on October 1, 1998 (File No. 000-18231).

(8)	Incorporated by reference to registrant’s Current Report on Form 8-K dated July 18, 2000, as filed with the Commission on August 4, 2000 (File No. 000-18231).

(9)	Incorporated by reference to Exhibit 4.15 to registrant’s Registration Statement on Form S-3, as filed with the Commission on February 6, 2002 (Registration No. 333-82250).